EXHIBIT 10.1

FIRST AMENDMENT TO

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

THIS FIRST AMENDMENT TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this “Amendment”), dated as of June 27, 2008, is among COMMONWEALTH EDISON COMPANY, a corporation organized and existing under the laws of the State of Illinois (the “Company”), the financial institutions signatory hereto, and BARCLAYS BANK PLC, NEW YORK BRANCH, as administrative agent (the “Administrative Agent”).

RECITALS

A. The Company, the Administrative Agent and the Banks are party to that certain Letter of Credit and Reimbursement Agreement dated as of May 9, 2008 (as amended, restated or otherwise modified from time to time, the “Reimbursement Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Reimbursement Agreement.

B. The Company, the Administrative Agent and the undersigned Banks wish to amend the Reimbursement Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments. Upon the Effective Date (as defined below), the Reimbursement Agreement shall be amended as follows:

(a) The second and third paragraphs of the “Preliminary Statements” of the Reimbursement Agreement are hereby amended by restating them in their entirety as follows:

The Issuer and the Company desire to refinance one or more (or portions thereof) of the Existing Bonds through the issuance by the Issuer of one or more new series of Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company) as more particularly described in the definition of “Bonds” herein.

The Company also desires that the L/C Issuers provide a Letter of Credit pursuant to this Agreement to replace a certain letter of credit issued by JPMorgan Chase Bank, N.A. under the Credit Agreement in connection with the series of Bonds referred to as the “$91,000,000 Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008F” (the “Replacement Letter of Credit”).

In order to enhance the Bonds by providing a source of payment when due of the principal of and interest on and the purchase price of the Bonds, the L/C Issuers will provide the Letters of Credit (including, the Replacement Letter of Credit) pursuant to this Agreement to facilitate such payments.

(b) Section 1.01 of the Reimbursement Agreement is hereby amended by restating the definition of “Bonds” contained therein as follows:

“Bonds” means, collectively, the $50,000,000 Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008D, the

$49,830,000 Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008E and the $91,000,000 Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008F; provided that the initial principal balance of any series of Bonds may be less than the amount stated above.

2. Representations and Warranties of the Company. The Company represents and warrants that:

(a) The execution, delivery and performance by the Company of this Amendment are within the Company’s powers, have been duly authorized by all necessary organizational action on the part of the Company, and do not and will not contravene (i) the organizational documents of the Company, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of the Company or any Subsidiary.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Amendment, except any order that has been duly obtained and is (x) in full force and effect and (y) sufficient for the purposes hereof.

(c) This Amendment is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(d) Each of the representations and warranties contained in the Reimbursement Agreement is true and correct on and as of the date hereof as if made on the date hereof.

(e) No Default or Event of Default has occurred and is continuing.

3. Effective Date. This Amendment shall become effective (the “Effective Date”) upon satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received (i) a counterpart of this Amendment signed on behalf of the Company and the Majority Banks or (ii) written evidence (which may include facsimile or other electronic transmission of a signed signature page of this Amendment) that each such party hereto has signed a counterpart of this Amendment.

(b) The representations and warranties set forth in Section 2 hereof are true and correct.

4. Reference to and Effect Upon the Reimbursement Agreement.

(a) Except as specifically amended and supplemented hereby, the Reimbursement Agreement shall remain in full force and effect to the extent in effect immediately prior to this Amendment and is hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under the Reimbursement Agreement, nor constitute a waiver of any provision of the Reimbursement Agreement, except as specifically set forth herein.

5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Letter of Credit and Reimbursement Agreement as of the date first above written.

COMMONWEALTH EDISON COMPANY

By:	/s/ Robert K. McDonald
Name:	Robert K. McDonald
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Chief Risk Officer

BARCLAYS BANK PLC, as Administrative Agent and as a Bank

By:	/s/ Gary B. Wenslow
Name:	Gary B. Wenslow
Title:	Associate Director

THE ROYAL BANK OF SCOTLAND PLC, as a Bank

By:	/s/ Emily Freedman
Name:	Emily Freedman
Title:	Vice President

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Patrick Martin
Name:	Patrick Martin
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Bank

By:	/s/ Frank Sandler
Name:	Frank Sandler
Title:	Managing Director

SUNTRUST BANK, as a Bank

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

JPMORGAN CHASE BANK, N.A., as a Bank

By:	/s/ Michael De Forge
Name:	Michael De Forge
Title:	Executive Director